UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 30, 1996

                               CPT HOLDINGS, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                          Minnesota 0-7462 41-0972129
             --------------------- ------------- ------------------
             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)


              1430 Broadway, 13th Floor, New York, New York 10018
  -------------------------------------------------------------- ------------
              (Address of principal executive offices) (Zip Code)

                                 (212) 382-1313
                              --------------------
              (Registrant's telephone number, including area code)

    ------------------------------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)

Item 5.   Other Events

On May 30, 1996, J&L Structural, Inc. ("J&L"), a majority-owned, indirect subsidiary of the registrant successfully negotiated amendments to the credit agreements with its senior and subordinated lenders, effective as of March 31, 1996. As disclosed in the registrant's third fiscal quarter Form 10-Q, J&L was in violation of the operating cash flow to total debt service financial covenant, as well as, the capital expenditures limitation covenant with both of its lenders. As a result of the amendments to the credit agreements, the loan covenants have been adjusted to levels which cure the violations referred to above.

Because  of  the  covenant   violations   at  March  31,  1996,   borrowings  of
approximately $53 million under the credit agreements were classified as a current liability at that date. The pro forma effect of the amendments to the credit agreements on the Company's consolidated balance sheet at March 31, 1996 are as follows (dollars in thousands):

                                                                                             Pro Forma
                                                           March 31,        Pro Forma        March 31,
                                                             1996          Adjustment          1996
                                                             ----          ----------          ----
ASSETS
Current assets:
     Cash and cash equivalents                         $       710                          $     710
     Receivables, net of allowances                          9,603                              9,603
     Inventories                                            12,284                             12,284
     Other current assets                                       79                                 79
                                                            ------                             ------
     Total current assets                                   22,676                             22,676
Property, plant and equipment, net                          40,576                             40,576
Deferred financing costs, net                                1,982                              1,982
Goodwill                                                     1,483                              1,483
Other assets                                                   729                                729
                                                            ------                             ------
Total assets                                           $    67,446                          $  67,446
                                                            ======                             ======

LIABILITIES & SHAREHOLDERS' DEFICIT Current liabilities:
       Accounts payable                                $     9,573                          $   9,573
       Accrued expenses                                      3,863                              3,863
       Current portion of long-term debt                    55,679           (52,993)           2,686
                                                            ------            -------           -----
       Total current liabilities                            69,115                             16,122
Long-term obligations                                        7,714            52,993           60,707
Minority interest                                            2,399                              2,399
Shareholders' deficit:
Common stock authorized 30,000,000 shares
       of $.05 par value each, 1,510,084 shares
       issued and outstanding                                   76                                 76
Capital in excess of par value                               5,361                              5,361
Accumulated deficit                                        (17,219)                           (17,219)
                                                           --------                           -------
Total shareholders' deficit                                (11,782)                           (11,782)
                                                           --------                           -------
Total liabilities and shareholders' deficit            $    67,446                          $  67,446
                                                            ======                             ======

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CPT Holdings, Inc.
                                                     (Registrant)

Dated:   May 30, 1996                                /s/ William L. Remley
                                                     ---------------------
                                                     William L. Remley
                             President and Treasurer